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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the America Service Group Inc. Registration Statement on Form S-8 (Registration No. 333 - ), pertaining to the Lawrence H. Pomeroy Incentive Stock Plan for 60,000 shares of common stock, of our report dated March 17, 1998, with respect to the consolidated financial statements and schedule of America Service Group Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                               /s/ Ernst & Young LLP

Nashville, Tennessee
April 14, 1998